Exhibit 10.6.2

THIRD AMENDMENT TO MASTER REPURCHASE AGREEMENT

THIS THIRD AMENDMENT TO MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of December 19, 2013 (the “Effective Date”), is made by and among CITIBANK, N.A. (together with its successors and/or assigns, “Buyer”), RAIT CMBS CONDUIT I, LLC, a Delaware limited liability company (“Seller”) and, for the purpose of acknowledging and agreeing to the provision set forth in Section 3 hereof, RAIT FINANCIAL TRUST., a Maryland real estate investment trust (“Guarantor”).

W I T N E S S E T H:

WHEREAS, Seller and Buyer have entered into that certain Master Repurchase Agreement, dated as of October 27, 2011, as amended by that certain First Amendment to Master Repurchase Agreement and Other Transaction Documents, dated as of June 30, 2013, as further amended by that certain Second Amendment to Master Repurchase Agreement, dated as of October 11, 2013 (as the same may be further amended, supplemented, extended, restated, replaced or otherwise modified from time to time, the “Repurchase Agreement”);

WHEREAS, all capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Repurchase Agreement;

WHEREAS, Seller and Buyer desire to modify certain terms and provisions of the Repurchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of ten dollars ($10) and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Seller and Buyer covenant and agree as follows as of the Effective Date, and Guarantor acknowledges and agrees as to the provision set forth in Section 3 as of the Effective Date:

1. Modification of Repurchase Agreement. The Repurchase Agreement is hereby modified as of the Effective Date as follows:

(a) Sections 5(d) and 5(e) of the Repurchase Agreement are hereby deleted in their entirety and replaced with the following:

“(d) So long as no Event of Default shall have occurred and be continuing, all Income received by the Depository in respect of the Purchased Loans and the associated Hedging Transactions (other than Principal Payments in full (whether scheduled or unscheduled) and net sale proceeds) and any deposits to reserve accounts made pursuant to the terms of the Purchased Loan Documents during each Collection Period shall be remitted by the Depository on the next Business Day to the account of Seller specified in the Confirmation.”

“(e) So long as no Event of Default shall have occurred and be continuing, all Principal Payments in full in respect of each Purchased Loan (whether scheduled or unscheduled)

received by the Depository during each Collection Period shall be paid to Buyer on the next Remittance Date first in the amount necessary to reduce the Purchase Price of such Purchased Loan to zero and then to the extent necessary to cause the Purchase Price with respect to each other Purchased Loan to equal the product of the related Market Value and the applicable Purchase Percentage. Any Principal Payments not paid to Buyer pursuant to the preceding sentence on each Remittance Date shall be remitted to Seller.”

2. Seller’s Representations. Seller has taken all necessary action to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered by or on behalf of Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles. No Event of Default has occurred and is continuing, and no Event of Default will occur as a result of the execution, delivery and performance by Seller of this Amendment. Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Seller of this Amendment has been obtained and is in full force and effect (other than consents, approvals, authorizations, orders, registrations or qualifications that if not obtained, are not reasonably likely to have a Material Adverse Effect).

3. Reaffirmation of Guaranty. Guarantor has executed this Amendment for the purpose of acknowledging and agreeing that, notwithstanding the execution and delivery of this Amendment and the amendment of the Repurchase Agreement hereunder, all of Guarantor’s obligations under the Guaranty remain in full force and effect and the same are hereby irrevocably and unconditionally ratified and confirmed by Guarantor in all respects.

4. Conditions Precedent. This Amendment and its provision shall become effective upon the execution and delivery of this Amendment by a duly authorized officer of each of Seller, Buyer and Guarantor.

5. Agreement Regarding Expenses. Seller agrees to pay Buyer’s reasonable out of pocket expenses (including reasonable legal fees) incurred in connection with the preparation and negotiation of this Amendment promptly (and after Buyer or Buyer’s counsel gives Seller an invoice for such expenses).

6. Full Force and Effect. Except as expressly modified hereby, all of the terms, covenants and conditions of the Repurchase Agreement and the other Transaction Documents remain unmodified and in full force and effect and are hereby ratified and confirmed by Seller. Any inconsistency between this Amendment and the Repurchase Agreement (as it existed before this Amendment) shall be resolved in favor of this Amendment, whether or not this Amendment specifically modifies the particular provision(s) in the Repurchase Agreement inconsistent with this Amendment. All references to the “Agreement” in the Repurchase Agreement or to the “Repurchase Agreement” in any of the other Transaction Documents shall mean and refer to the Repurchase Agreement as modified and amended hereby.

7. No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Buyer under the Repurchase Agreement, the Guaranty, any of the other Transaction Documents or any other document, instrument or agreement executed and/or delivered in connection therewith.

8. Headings. Each of the captions contained in this Amendment are for the convenience of reference only and shall not define or limit the provisions hereof.

9. Counterparts. This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement. Signatures delivered by email (in PDF format) shall be considered binding with the same force and effect as original signatures.

10. Governing Law. This Amendment shall be governed in accordance with the terms and provisions of Section 20 of the Repurchase Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written and effective as of the Effective Date.

SELLER:

RAIT CMBS CONDUIT I, LLC a Delaware limited liability company

By:	RAIT Funding, LLC, a Delaware limited liability company, its sole Member

	By:	Taberna Realty Finance Trust, a Maryland real estate investment trust, its sole Member

		By:	/s/ Kenneth R. Frappier
		Name:	Kenneth R. Frappier
		Title:	Executive Vice President

GUARANTOR:

RAIT FINANCIAL TRUST a Maryland real estate investment trust

By:	/s/ Kenneth R. Frappier
Name:	Kenneth R. Frappier
Title:	Executive Vice President

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BUYER:

CITIBANK, N.A.

By:	/s/ Richard B. Schienger
	Name:	Richard B. Schienger
	Title:	Authorized Signatory